EXHIBIT 23.2


             CONSENT OF INDEPENDENT REGISTERED PUBIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and to the incorporation by reference therein of our report dated March 17, 2006, with respect to the consolidated financial statements of Community West Bancshares included in its Annual Report (Form
10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

                        /s/ Ernst & Young LLP

Los Angeles, California
July 25, 2006